UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Broken Arrow, Oklahoma at the corporate offices of the Company on September 4, 2019.

b)	At the meeting, the following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
David E. Chymiak	3,722,193	2,446,918	2,651,259
Thomas J. Franz	3,725,732	2,443,379	2,651,259
Joseph E. Hart	3,688,565	2,480,546	2,651,259
James C. McGill	3,680,820	2,488,291	2,651,259
John M. Shelnutt	6,146,446	22,665	2,651,259
David W. Sparkman	3,678,315	2,490,796	2,651,259

The shareholders also ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year with 6,303,796 votes for, 2,514,590 votes against, and 1,984 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: September 4, 2019
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer